Exhibit 99.1
NEWS

                                            Delta and Pine Land Company
                                            P.O. Box 157
                                            Scott, Mississippi 38772
-------------------------------------------------------------------------------


Contact: Investors                          Media
         Tom Jagodinski                     Jonathan Gasthalter/Amy Cohen
         Delta and Pine Land Company        Citigate Sard Verbinnen
         662-742-4518                       212-687-8080

              DELTA AND PINE LAND COMPANY ANNOUNCES SECOND QUARTER
                         AND SIX-MONTH OPERATING RESULTS
                -------------------------------------------------

         SCOTT, MS, April 1, 2005 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for its second quarter and six months ended February 28, 2005.

         Second Quarter and Six-Month Results
         After charges of $0.02 per diluted share related to Pharmacia/Monsanto litigation expenses, net earnings for the 2005 second quarter were $0.48 per diluted share, an increase from last year's comparable second quarter net earnings of $0.24 per diluted share. In the prior year second quarter, net earnings were reduced by $0.06 per diluted share for Pharmacia/Monsanto litigation expenses.
         Revenues were $119.9 million in the current year second quarter, compared to $89.2 million recorded in the year-ago quarter. The revenue increase was primarily due to an anticipated shift of domestic cottonseed sales into the second quarter from the third quarter. Price increases on seed and traits in the domestic segment also contributed to increased revenue. Higher export sales to Greece and Mexico during the current-year quarter were partially offset by lower sales at our Chinese joint ventures in the international segment. Operating expenses increased, primarily due to higher research and development and insurance costs.
         After charges of $0.05 per diluted share related to Pharmacia/Monsanto litigation expenses, net income for the 2005 six-month period was $0.37 per diluted share, compared to net income of $0.06 per diluted share for the same period last year. In the 2004 six-month period, net income included a reduction of $0.10 per diluted share for Pharmacia/Monsanto litigation expenses. Revenues for the 2005 six-month period were $137.3 million, compared to $103.0 million in the prior year period. The revenue increase occurred primarily in the domestic segment. International revenues also increased, resulting from higher sales in Australia and Brazil, coupled with stronger export sales to Greece, Spain and Mexico. Sales at the Company's two joint ventures in China declined, due to stronger competition from local varieties. Operating expenses increased, primarily due to higher research and development and advertising expenses.
         Tom Jagodinski, President and Chief Executive Officer, said, "We are pleased with the strong early season sales of our products that were recently launched in the U.S. In addition, we have ample supplies of our most popular varieties available for the U.S. market. Our international profitability also has improved, due in large part to increased acreage and market share in certain key markets, such as Australia, Brazil and Mexico."

         Stock Repurchase Plan
         As of March 31, 2005, the Company has purchased 672,600 shares of its common stock at an aggregate purchase price of $17.8 million in the current fiscal year. The Company will continue to purchase its shares from time to time depending on market conditions and other factors.

         U.S. Cotton Acreage Estimates
         On March 31, 2005, the USDA issued its Prospective Plantings Survey for this crop season, which estimated U.S. cotton plantings of 13.8 million acres. The USDA estimates reflect an increase of approximately 1% over 2004 cotton plantings of 13.7 million acres. The Company's 2005 earnings guidance was developed using U.S. cotton plantings of 13.7 million acres, or unchanged from the prior year. It is too early in the season to accurately forecast cotton plantings at present and the Company is reiterating its previously issued earnings guidance. As more information becomes available, the Company will consider the need to update the previously issued earnings estimate.

         Quarterly Dividend
         The Company also announced its Board of Directors has declared a dividend of $0.12 per share for the third quarter. The dividend will be paid on June 14, 2005 to shareholders of record on May 31, 2005.

         Conference Call
         D&PL will hold a conference call this morning at 11:00 a.m. ET/ 10:00 a.m. CT to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 5076009. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from 2:00 p.m. ET/ 1:00 p.m. CT on Friday, April 1, 2005 through midnight on Friday, April 8, 2005 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 5076009.

         About Delta and Pine Land Company
         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.

                                                       # # #


Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                              February 28,        February 29,
                                                 2005                 2004
                                          -----------------   ------------------

NET SALES AND LICENSING FEES              $        119,859    $         89,172
COST OF SALES                                       75,175              57,008
                                          -----------------   ------------------
GROSS PROFIT                                        44,684              32,164
                                          -----------------   ------------------
OPERATING EXPENSES:
   Research and development                          5,646               4,997
   Selling                                           3,486               3,209
   General and administrative                        4,905               4,533
                                          -----------------   ------------------
                                                    14,037              12,739
                                          -----------------   ------------------
OPERATING INCOME                                    30,647              19,425

INTEREST INCOME, NET                                   641                 326
OTHER EXPENSE                                         (973)             (3,511)
EQUITY IN NET LOSS OF AFFILIATE                       (648)             (1,319)
MINORITY INTEREST IN EARNINGS OF
   SUBSIDIARIES                                         (9)               (416)
                                          -----------------   ------------------

INCOME BEFORE INCOME TAXES                          29,658              14,505
INCOME TAX EXPENSE                                  10,498               5,062
                                          -----------------   ------------------

NET INCOME                                          19,160               9,443

DIVIDENDS ON PREFERRED STOCK                          (128)               (128)
                                          -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES    $         19,032    $          9,315
                                          =================   ==================

BASIC NET EARNINGS PER SHARE              $           0.49    $           0.24
                                          =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                          38,763              38,138
                                          =================   ==================

DILUTED NET EARNINGS PER SHARE            $           0.48    $           0.24
                                          =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
    PER SHARE CALCULATIONS                          40,276              39,768
                                          =================   ==================

DIVIDENDS PER COMMON SHARE                $           0.12    $           0.12
                                          =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                             February 28,        February 29,
                                                2005                 2004
                                          -----------------   ------------------

NET SALES AND LICENSING FEES              $        137,313    $        103,017
COST OF SALES                                       83,596              65,044
                                          -----------------   ------------------
GROSS PROFIT                                        53,717              37,973
                                          -----------------   ------------------
OPERATING EXPENSES:
   Research and development                         10,076               9,133
   Selling                                           6,552               5,951
   General and administrative                        9,444               9,274
                                          -----------------   ------------------
                                                    26,072              24,358
                                          -----------------   ------------------
OPERATING INCOME                                    27,645              13,615

INTEREST INCOME, NET                                 1,099                 699
OTHER EXPENSE                                       (2,480)             (6,323)
EQUITY IN NET LOSS OF AFFILIATE                     (1,386)             (1,734)
MINORITY INTEREST IN EARNINGS OF
   SUBSIDIARIES                                     (2,345)             (2,405)
                                          -----------------   ------------------

INCOME BEFORE INCOME TAXES                          22,533               3,852
INCOME TAX EXPENSE                                   7,690               1,387
                                          -----------------   ------------------

NET INCOME                                          14,843               2,465

DIVIDENDS ON PREFERRED STOCK                          (256)               (235)
                                          -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES    $         14,587    $          2,230
                                          =================   ==================

BASIC NET EARNINGS PER SHARE              $           0.38    $           0.06
                                          =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                          38,653              38,118
                                          =================   ==================

DILUTED NET EARNINGS PER SHARE            $           0.37    $           0.06
                                          =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
    PER SHARE CALCULATIONS                          40,124              39,711
                                          =================   ==================

DIVIDENDS PER COMMON SHARE                $           0.24    $           0.22
                                          =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                           February 28,          August 31,          February 29,
                                                                               2005                 2004                 2004
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                $        110,632     $        149,587     $         91,617
Receivables, net                                                                  139,330              184,759               99,773
Inventories                                                                        56,861               30,151               58,081
Prepaid expenses                                                                    2,038                1,923                1,687
Deferred income taxes                                                               6,725                9,055                8,230
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          315,586              375,475              259,388
PROPERTY, PLANT AND EQUIPMENT, NET                                                 62,005               61,988               62,914
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,183
INTANGIBLES, NET                                                                    5,757                5,471                5,382
OTHER ASSETS                                                                        1,545                1,594                1,735
DEFFERED INCOME TAXES                                                               9,685                8,312                    -
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                             $        398,761     $        457,023     $        333,602
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                            $         11,405     $          5,639     $            248
Accounts payable                                                                   19,466               23,784               12,878
Accrued expenses                                                                  108,508              187,890               90,674
Income taxes payable                                                               10,712                8,912                6,078
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                    150,091              226,225              109,878
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                     11,109               16,486                1,581
                                                                         ------------------   -----------------    -----------------
DEFERRED INCOME TAXES                                                                   -                    -                4,304
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   6,572                4,586                5,600
                                                                         ------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
   Series A Junior Participating Preferred, par value $0.10 per share;
          456,989 shares authorized; no shares issued or outstanding;                   -                    -                    -
   Series M Convertible Non-Voting Preferred, par value $0.l0 per share;
          1,066,667 shares authorized, issued and outstanding                         107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
          40,788,040, 40,162,820 and 39,811,148 shares issued;
          39,120,574, 38,495,354 and 38,250,882 shares outstanding                  4,079                4,016                3,982
Capital in excess of par value                                                     78,340               64,250               59,114
Retained earnings                                                                 182,071              176,808              183,440
Accumulated other comprehensive loss                                               (1,889)              (3,736)              (4,981)
Treasury stock, at cost; 1,667,466, 1,667,466 and 1,560,266 shares                (31,719)             (31,719)             (29,423)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        230,989              209,726              212,239
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        398,761     $        457,023     $        333,602
                                                                         ==================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                           February 28,         February 29,
                                                                               2005                 2004
                                                                         -----------------    -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                             $         14,843     $          2,465
  Adjustments to reconcile net income to net cash used
    in operating activities:
       Depreciation and amortization                                                4,265                4,042
       (Gain) loss on sale of assets                                                 (323)                  49
       Equity in net loss of affiliate                                              1,386                1,734
       Foreign exchange gain                                                         (219)                (131)
       Accretion of debt discount                                                     389                    -
       Minority interest in earnings of subsidiaries                                2,345                2,405
       Change in deferred taxes                                                       974                1,510
       Changes in assets and liabilities:
              Receivables                                                          45,851               67,300
              Inventories                                                         (26,260)             (25,971)
              Prepaid expenses                                                       (118)                 417
              Intangibles and other assets                                           (370)                 120
              Accounts payable                                                     (4,591)              (5,240)
              Accrued expenses                                                    (79,431)             (85,457)
              Income taxes                                                          3,987               (2,266)
                                                                         -----------------    -----------------
              Net cash used in operating activities                               (37,272)             (39,023)
                                                                         -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (3,561)              (2,244)
  Sale of investments and property                                                    388                   47
  Investment in affiliate                                                          (1,550)              (1,140)
                                                                         -----------------    -----------------
              Net cash used in investing activities                                (4,723)              (3,337)
                                                                         -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                           -                  (40)
  Dividends paid                                                                   (9,580)              (8,635)
  Proceeds from short-term debt                                                         -                  245
  Minority interest in dividends paid by subsidiary                                  (359)                (424)
  Payments to acquire treasury stock                                                    -               (3,452)
  Proceeds from exercise of stock options                                          11,855                2,670
                                                                         -----------------    -----------------
              Net cash provided by (used in) financing activities                   1,916               (9,636)
                                                                         -----------------    -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                          1,124                  328

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (38,955)             (51,668)
CASH AND CASH EQUIVALENTS, August 31                                              149,587              143,285
                                                                         -----------------    -----------------
CASH AND CASH EQUIVALENTS, February 28 and February 29                   $        110,632     $         91,617
                                                                         =================    =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the six months for:
      Interest, net of capitalized interest                              $              -     $             10
      Income taxes paid                                                  $          1,645     $          1,810

   Noncash financing activities:
      Tax benefit of stock option exercises                              $          2,298     $          1,623
